UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lloyds Banking Group plc

(Exact name of registrant as specified in its charter)

United Kingdom (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

33 Old Broad Street London EC2N 1HZ United Kingdom (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.203% Senior Callable Fixed-to-Fixed Rate Notes due 2032 5.696% Senior Callable Fixed-to-Fixed Rate Notes due 2037	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-287829

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus supplement dated August 10, 2026 (the “Prospectus Supplement”) to a base prospectus dated June 6, 2025 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 8 through 17 of the Prospectus, and “Description of the Senior Notes” on pages S-22 through S-32 and “Certain U.K. and U.S. Federal Tax Consequences” on pages S-33 through S-36 of the Prospectus Supplement.

Item 2.  Exhibits

4.1	Senior Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London branch, as trustee, dated as of July 6, 2010 (incorporated herein by reference from Exhibit 4.1 to the Form 8-A12B filed with the Commission on July 16, 2010).

4.2	Twenty-Fourth Supplemental Indenture to the Senior Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London Branch, as trustee and paying agent, and The Bank of New York Mellon SA/NV, Dublin Branch, as senior debt security registrar, dated as of August 17, 2026 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on August 17, 2026).

4.3	Form of Global Note for the 5.203% Senior Callable Fixed-to-Fixed Rate Notes due 2032.

4.4	Form of Global Note for the 5.696% Senior Callable Fixed-to-Fixed Rate Notes due 2037.

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-287829) and Rule 424(b) filed with the Commission on June 6, 2025 and August 10, 2026, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

Lloyds Banking Group plc

/s/ Kristofer Middleton
Name: Kristofer Middleton
Title: Head of Capital Markets
August 17, 2026